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                                   EXHIBIT 21
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                                                                 State or Other Jurisdiction of
                            Name                                 Incorporation or Organization
                            ----                                 -----------------------------

The Park National Bank ("PNB")                                   United States (federally-chartered national
                                                                 banking association)

Park Investments, Inc. (NOTE:  is a wholly-owned subsidiary      Delaware
of PNB)

Scope Leasing, Inc. (NOTE:  is a wholly-owned subsidiary of      Ohio
PNB)

The Richland Trust  Company ("Richland")                         Ohio

Richland Investments, Inc. (NOTE:  is a wholly-owned             Delaware
subsidiary of Richland)

Century National Bank ("Century")                                United States (federally-chartered national
                                                                 banking association)

Zane-Fed Services, Incorporated (NOTE:  is a wholly-owned        Ohio
subsidiary of Century)

MFS Investments, Inc. (NOTE:  is a wholly-owned subsidiary       Delaware
of Century)

The First-Knox National Bank of Mount Vernon ("FKNB")            United States (federally-chartered national
                                                                 banking association)

First-Knox, Inc. (NOTE:  is a wholly-owned subsidiary of         Ohio
FKNB)

Guardian Financial Services Company (as of February 16,          Ohio
1999)
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